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                                                                    Exhibit 10.6


                                A G R E E M E N T

This Agreement is dated the 15th day of July 1998

BETWEEN:

1. WILLIS CORROON EUROPE BV with registered address at Marten Meesweg 51, 3068 Rotterdam (hereinafter "Willis Corroon") represented by Sarah Joan Turvill, holder of British Passport No. 3362379.

2. JAIME CASTELLANOS BORREGO for these purposes domiciled at Paseo de la Castellana 36-38, Madrid and holder of Identity Card No. 14.899.002 (hereinafter "JCB").

3. ANTONIO SERRATS IRIARTE for these purposes domiciled at Paseo de la Castellana 36-38, Madrid and holder of Identity Card no. 15.882.313 (hereinafter "ASI")

4. PEDRO CARDELUS MUNOZ-SECA for these purposes domiciled at Paseo de la Castellana 36-38, Madrid and holder of Identity Card no. 50012296 (hereinafter "PC")

Parties 2, 3 and 4 are hereinafter together described as the "Other
Shareholders"

WHEREAS:

FIRST - Willis Corroon is a 60% shareholder in the Company " " (hereinafter "the Company") and the Other Shareholders hold 40% in the Company, which company owns 100% of the capital of S&C Willis Corroon, S.A., S.A.


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SECOND - This Agreement cancels and replaces the Shareholders Agreement dated
28th September 1990 and addendum thereto entered into between the shareholders of S&C Willis Corroon, S.A., S.A. and the subsequent agreement amending the aforesaid agreement dated 21st March 1996.

THIRD - The parties wish to regulate their relationship as shareholders in the Company and the management responsibilities within S&C Willis Corroon, S.A., S.A.

Now therefore, the parties having acknowledged each other's legal capacity to bind therefore by this contract, they hereby agree as follows:

1.    DEFINITIONS

In this Agreement (including the Recitals) the following words and expressions shall have the following meanings:

"Associated Company" means a subsidiary or holding company of a Shareholder, and a subsidiary of such holding company;

"Audited Accounts" means the report and audited accounts or consolidated accounts of the Company or, as the case may be, the Group for the financial year ending on the relevant balance sheet date;

"Board" means the board of directors of the Company;

"Business" means the business of the Company of insurance and reinsurance broking and consultancy;


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"Executive Committee" means in relation to a Group Company an Executive
Committee established pursuant to Clause. 4.4

"Group" means the Company and its subsidiaries (if any) from time to time and "Group Company" means any one of them;

"IPC" means the "Indice de Precios de Consumo" in Spain or any such index substituted therefore;

"Shares" means the existing [13,000] registered shares in the capital of the Company and any shares issued in exchange therefore by way of conversion or reclassification and any shares representing or deriving from such shares as a result of any increase in or reorganisation or variation of the capital of the Company and any other shares held by the Shareholders in the capital of the company from time to time;

"Shareholders" means (subject to Clause 9) the Other Shareholders and Willis Corroon;

"Statutes" means the new Statutes of the Company set out in Schedule 2 and to be adopted pursuant to Clause -------

2.    OPTIONS TO SELL/PURCHASE FURTHER SHARES

2.1   In consideration of the sum of one pound Sterling paid to Willis Corroon


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      by each of the Other Shareholders, receipt of which is hereby acknowledged, it is hereby agreed that each of the Other Shareholders may sell and Willis Corroon shall acquire at the option of each of the Other Shareholders some or all of the Shares held by them at the price set out in paragraph 3 headed Exercise Price at the following times and in the following circumstances:

      (i)   at 31.12.2002 over a 50% holding of each of his Shares;


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      (ii)  at 31.12.2008 or at any time thereafter over all his remaining
            Shares;

      (iii) at any time between 1.1.2003 and 31.12.2008 over all his remaining Shares in the event of their retirement from the business;

      (iv) at any time in the event of a third party which is or is the owner of a major world wide competitor of the Willis Corroon Group and which has a subsidiary in Spain which is a major competitor of S&C Willis Corroon, S.A., S.A. acquiring a significant percentage holding in Willis Corroon Group p.l.c with a controlling interest (other than as a result of a reconstruction, amalgamation or other reorganisation of the Willis Corroon Group);

      (v) at any time in the event of permanent disablement of the Shareholder concerned.

      (vi) In the event of death of any of the Other Shareholders, the Option shall be transferred to his heirs or assignees and shall be exercisable by them at any time.

      (vii) at any time in the event that Willis Corroon is in breach of the terms of this Agreement which breach is not remedied within a reasonable time, or terminates the employment agreement with S&C Willis Corroon, S.A., S.A. of this of the Other Shareholder concerned without cause or with cause attributed to S&C Willis Corroon, S.A., S.A..

2.2 In such circumstances the option to sell only applies to the Other Shareholders concerned.


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2.3   In consideration of the sum of one pound Sterling paid to each of the
      Other Shareholders, receipt of which is hereby acknowledged, each of the Other


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      Shareholders hereby grants to Willis Corroon an option to purchase all the shares held by him at the price set out in Paragraph 3 headed Exercise Price in the following circumstances:

      (i) On the Other Shareholder ceasing to be employed by S&C Willis Corroon, S.A., S.A. for any reason;

      (ii) in the event of a breach of the Shareholders Agreement by the Shareholder concerned, which breach has not been remedied within a reasonable time;

2.4 Completion of any purchase resulting from the exercise of any option hereunder by Willis Corroon or the Other Shareholders shall be subject to compliance by Willis Corroon Group plc with all the requirements of the London Stock Exchange. Willis Corroon will take all necessary steps to comply with the requirements of the London Stock Exchange.

3.    EXERCISE PRICE

      3.1.1 Subject to the provisions contained in this paragraph the Exercise Price at which the options set out in paragraph 2 above will be exercised shall be the price in Spanish Pesetas per share payable by Willis Corroon calculated as follows:

                 EP = EPS x PE

      Where-

            EP = the Exercise Price

            EPS =   E
                   ---
                    S


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      Where:

      E = average yearly net profit after tax but before the after tax effect of exceptional, extraordinary or prior year items and the after tax effect of the amortisation of goodwill of the Company for the following years-

      (a) The previous two financial years ending 31 December or such other date at which audited accounts are drawn up, increased for both years to take account of increases in the IPC from the date of the accounting year end of the applicable year until the date of exercise hereunder- and

      (b) the budgeted net profit after tax but before the after tax effect of exceptional, extraordinary or prior year items and the after tax effect of the amortisation of goodwill for the year in which the option is exercised.

      S  =  the number of shares then in issue- and

      PE = the prevailing price earnings multiple (price per share divided by earnings per share) for Willis Corroon Group plc at the date of the exercise less 2 points provided that the PE shall never be less than 13.

            Where:

            The earnings per share shall be the after tax earnings per share of the last four published quarters before the after tax effect of exceptional, extraordinary or prior year items and before the after tax effect of the amortisation of goodwill- and the price shall be


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            average share price over the four week period prior to the date of exercising the option- and adjusted for any change in the issue share capital occurring after the publication of earnings per share above and not reflected therein.

      3.1.2 On the date of the publication of the Audited Accounts for the year within which any of the options is exercised the Exercise Price shall be recalculated adjusting E by substituting the budgeted net profit after tax as referred to in part (b) of the definition of E in clause 3.1 with the actual net profit after tax but before the after tax effect of excepcional, extraordinary or prior year items and the after tax effect of the amortisation of goodwill of the Company for the relevant year. Within 14 days of the calculation of the Exercise Price so adjusted, an adjusting payment shall be made by or to the Minority Shareholders by Willis Corroon.

3.2 In relation to options exerciseable under paragraphs 2.1(i), 2.1(iii) 2.1.(iv), 2.1(v) or 2.1.(vi) hereof the Exercise Price will be subject to a minimum figure per share equal to ESP 1,56Om divided the number of shares held by the Other Shareholders at the date hereof. In the event that the shares are divided or amalgamated the price per share will be adjusted accordingly. This minimum price will be increased to take account of increases in the IPC from 31.12.1998 to the date of exercise of the relevant options.

3.3 In relation to options exerciseable under paragraph 2.2 in the circumstances set out below the Exercise Price will be subject to the provisions set out below.

      (i) In the event that the Other Shareholder ceases to be an employee of S&C Willis Corroon, S.A., S.A. prior to 31.12.99 for any of the following reasons:

            a)    he resigns


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            b)    he is dismissed for cause the Exercise Price will be reduced by 25%

            (ii) In the event that the one of Other Shareholders ceases to be an employee because of death, permanent disability or because his employment has been terminated without cause up to and including 31.12.2008 the Exercise Price will be subject to the minimum figure per share as set out in paragraph 3.2 above.

4.    THE BUSINESS OF S&C WILLIS CORROON, S.A. AND ITS MANAGEMENT

4.1   Conduct of the Business

      Each of the Shareholders agrees to exercise his or its respective rights hereunder and as a shareholder in the Company and (insofar as it lawfully can) to procure that each representative Director, if any, exercises his rights as such so as to ensure that-

      4.1.1 S&C Willis Corroon, S.A., S.A. performs and complies with all obligations on its part under this Agreement and complies with the restrictions imposed upon it under its Bye-laws;

      4.1.2 the Business is conducted in accordance with sound and good business practices and the highest ethical standards and in particular that S&C Willis Corroon, S.A., S.A. and its directors do not give any discount, rebate or commission in order to procure, or in connection with, any business transacted by or on behalf S&C Willis Corroon, S.A., S.A., which discount, rebate or commission is not in accordance with the law and good Spanish business practice; and

      4.1.3 Insurers' Funds shall not be used for the purpose of financing any of S&C Willis Corroon, S.A., S.A.'s expenditure of whatever nature


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4.2   Insurance

      4.2.1 The Shareholders shall procure that S&C Willis Corroon, S.A. take out "Errors and Omissions" insurance cover considered adequate by Willis Corroon and S&C Willis Corroon, S.A.;

      4.2.2 Willis Corroon shall use reasonable endeavours to procure that S&C Willis Corroon, S.A. shall be included in the Group Errors and Omissions Insurance Policy (the "Policy") held by Willis Corroon in respect of amounts in excess of those considered adequate by Willis Corroon and S&C Willis Corroon, S.A. under Clause 4.2.1;

      4.2.3 Subject to S&C Willis Corroon, S.A. being included in the Policy in accordance with sub-clause 4.2.2 S&C Willis Corroon, S.A. shall participate fully in the Policy and shall pay to Willis Corroon a reasonable share of premium, as determined by Willis Corroon, on the basis of an equitable allocation across all companies covered by such policies and taking account of the total premium handled by S&C Willis Corroon, S.A., its retained brokerage and number of employees.

4.3   Board of Directors

      4.3.1 Subject to and in accordance with the following provisions of this paragraph, Willis Corroon shall be entitled to appoint a majority of the Directors of the Company. The Shareholders agree that for so long as the Other Shareholders hold at least 10% of the Company all such directors will be appointed after consultation with and by


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            agreement between the Shareholders.

      4.3.2 The Directors of the Company shall be responsible for appointing Directors to the Board of S&C Willis Corroon, S.A..

      4.3.3 Notwithstanding the provisions of the Statutes, no Shareholder will appoint a Director without reasonable prior consultation with the other Shareholders with a view to reaching agreement as the person to be appointed.

4.4   Executive Committee

      The parties agree that there shall be established an Executive Committee of S&C Willis Corroon, S.A..

      The Executive Committee shall consist of JCB, ASI, PC and such others as may be agreed from time to time.

      The Executive Committee shall be responsible for the day to day management of S&C Willis Corroon, S.A. and the operation of the business.

4.5   Limitations on the Board's Powers of management

      The Shareholders shall procure that the Board of Directors of the Company and of S&C Willis Corroon, S.A. and of each Group Company shall conduct the affairs of the Company concerned and shall exercise all voting and other rights or powers of control exerciseable by the Company concerned in relation to the subsidiaries of that Company for the time


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      being so as to secure that no action shall be taken or resolution passed by that Group Company or any such subsidiary in relation to the following matters unless with the sanctions of the affirmative vote of not less than a majority of the directors of that Company for the time being, such vote having the support of one Director who is an employee of Willis Corroon Group in London and one Director who is an Other Shareholder.

      4.5.1 The appointment and removal of the Secretary or any director of any subsidiary;

      4.5.2 The acquisition by a Group Company or any assets of property at a total cost to the Group Company (per transaction) of more that (pound)125,000;

      4.5.3 The sale or disposition of any assets or property of a Group Company for a total price per transaction of more than (pound)125,000

      4.5.4 The creation of any charge or other security over any assets or property of a Group Company;

      4.5.5 The giving by any Group Company of any guarantee or indemnity or the creation of any security of whatever nature over the assets of a Group Company;

      4.5.6 The consolidation or amalgamation of any Group Company with any other company;

      4.5.7 The disposal of or dilution of the Company's shareholding or interest, directly or indirectly, in any of its subsidiaries;

      4.5.8 The acquisition by any Group Company of any share capital or


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            other securities of any body corporate;

      4.5.9 The making of any loan or advance to any person, firm, body corporate or other business in excess of (pound)125,000 or the borrowing of any money except by way of overdraft in the ordinary course of business;

      4.5.10 The creation, allotment or issue of any shares in the capital of a Group Company or of any other security or the grant of any option or rights to subscribe in respect thereof or convert any instrument into such shares;


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      4.5.11 The payment or declaration by the Company of any dividend or other distribution on account of shares in its capital;

      4.5.12 The making of any significant change in the business of a Group Company;

      4.5.13 The making by any Group Company of any contract of a significant nature outside the normal course of the business of such Group Company;

      4.5.14 The reduction of its capital, variation of the rights attaching to any class of shares in the capital of the Company or any redemption, purchase or other acquisition by the Company of any shares or other securities of the Company;

      4.5.15 The adoption of any bonus or profit-sharing scheme or any share option or share incentivo scheme or employee share trust or share ownership plan;

      4.5.16 The making of any change to a Group Company's documents;

      4.5.17 The presentation of any position for the winding-up of a Group Company, the suspension of payments or voluntary bankruptcy;

      4.5.18 The approval of annual capital and revenue budgets and any modification thereto;

      4.5.19 The approval of the Annual Report and Accounts.

      4.5.20 The commitment of any funds for specified or unspecified capital expenditure not provided for in the approval capital and revenue


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             budgets in excess of the equivalent of (pound)125,000.

      4.5.21 The formation of or entry into any partnership, association or joint venture or the establishment of any new branches;

      4.5.22 The payment of any money or the giving of any benefit to any person engaged in the management of a Group Company (including any member of the Board of Directors) by way of remuneration or reimbursement of costs or expenses or otherwise where that payment or benefit has been calculated on a basis different from that currently applied ignoring for these purposes alternative methods of payment made or benefit given to ensure compliance with Spanish law, unless such payment or benefit has been provided for in a budget previously approved in accordance with this sub-clause;

      4.5.23 The entry into any transaction, arrangement or agreement outside of the ordinary course of business with or for the benefit of any director of the Company or person connected or associated with any such director;

      4.5.24 The appointment as bankers of any bank otherwise than in accordance with the Willis Corroon Group plc list of approved banks".

      4.5.25 The commencement, settlement or defence of any action, or proceedings or other litigation brought by a Group Company;

      4.5.26 The appointment or dismissal or change in the remuneration or terms of employment of any employee or officer of a Group Company in senior management;


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      4.5.27 The appointment or removal of any person as a Managing Director or
             Chairman of the Company;

      4.5.28 Any other proposed event, act or omission which would have a significant effect on the Company.


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      In determining whether any of the matters described above require the approval of the Directors as aforesaid a series of related transactions in any financial year which when aggregated exceed the figure specified in the relevant paragraph shall be construed as a single transaction requiring such approval.

4.7   Budgets & Financial Information

      The Company and S&C Willis Corroon, S.A. and Group Companies shall prepare and submit to the Directors and Shareholders such monthly profit and loss account and balance sheet management and financial information, budgets, forecasts and business plans in accordance with the Willis Corroon Group plc timetable from time to time.

4.8   Auditors

      The auditors of the Company and S&C Willis Corroon, S.A. shall be Ernst & Young. In the event that another firm is appointed by Willis Corroon Group plc as its worldwide auditors, such firm will be appointed as auditors to the Company and S&C Willis Corroon, S.A. unless such firm is not entered in the Official Register and/or the Other Shareholders object to such appointment and have reasonable grounds for such objection.

4.9   Market Security

      S&C Willis Corroon, S.A. and Group Companies will only use as security those insurance companies as shall have been approved for use by the Willis Corroon Group Security Committee.

5.    DIVIDENDS


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The shareholders shall take such action as may be necessary to procure that the
Company distributes to and among its shareholders 100 per cent of its profits available for distribution in each financial year subject to the appropriation of such reasonable and proper reserves for working capital or otherwise as the Board may think appropriate and subject to what is stablished by the Law or by the Company's By-laws

6.    TRANSFER OF SHARES

6.1 Before any transfer by one of the an Other Shareholder of any Shares to a third party, the person proposing to transfer them (the "Proposing Transferor") shall give a notice in writing (a "Transfer Notice") to Willis Corroon that he desires to transfer them and specify the price at which he is offering to transfer them (the "Prescribed Price").

6.2 On receipt of a Transfer Notice Willis Corroon shall have a right of first refusal to acquire the Shares the subject of the Transfer Notice at a price equal to the Exercise Price as calculable for the exercise of the options granted pursuant to Clause 2 (adjustable in the manner set out in Clause 3.2 and 3.3), mutatis mutandis, or the Prescribed Price, whichever is lower.

6.3 If Willis Corroon declines to exercise its right of first refusal within 45 days of the Transfer Notice, the Proposing Transferor shall be at liberty to transfer those Shares to any person on a bona fide sale at the Prescribed price (after deducting, where appropriate, any dividend or other distribution declared or made after the date of the Transfer Notice and to be retained by the Proposing Transferor).

6.4   Before any transfer by Willis Corroon of any Shares to a third party each


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      of the Other Shareholders shall have a right of first refusal to acquire the Shares to be transferred on the same terms, mutatis mutandis, as for transfers by Other Shareholders pursuant to Clauses 6.1, 6.2 and 6.3, provided that, and it is expressly agreed, Willis Corroon


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      shall be able to transfer any Shares held by it to an Associated Company in which case the Other Shareholders agree to waive any rights of pre-emption in favour of them.

      In the event that two or more of the Other Shareholders exsercise the right of first refusal to acquire the shares to be transferred by Willis Corroon , each of them shall have the right acquire a number of the Shares to be transferred equivalent pro rata the number of Shares held by each of them at the date of the Transfer Notice.

6.5 The Shareholders shall procure compliance with any formalities necessary or conducive to the implementation of any transfers of Shares pursuant to this Clause 6.

7.    DURATION AND TERMINATION

7.1 Except as otherwise provided herein, this Agreement shall continue in full force and effect without limit in point of time until the earlier of the following events:

      7.1.1 When the holders of 100 per cent of the Shares in issue agree in writing to terminate this Agreement; and

      7.1.2 When an effective resolution is passed or a binding order is made for the winding-up of the Company;

      Provided, however, that this Agreement shall cease to have effect as regards any Shareholder who ceases to hold any Shares save for any


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      provisions hereof which are expressed to continue in force thereafter.

8.    NEW SHAREHOLDERS


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The parties shall procure that no person other than a Shareholder acquires
Shares in the Company (whether by transfer or allotment) unless he covenants with the other parties to this Agreement (in a form reasonably acceptable to each of them) to observe this Agreement and, in the case of a transferee, to perform all the obligations of the transferor under this Agreement and thereupon each such transferee or allottee shall be treated as a Shareholder for the purposes of this Agreement.

9.    RIGHTS TO INFORMATION; CONFIDENTIALITY

9.1   Rights of inspection and information

      The Company shall permit any person designated by Willis Corroon or the Other Shareholders in Writing to discuss the affairs, finances and accounts of the Company and its subsidiaries with their offices and other principal executives all at such time as may reasonably be requested, and all books, records, accounts, documents and vouchers relating to the business and the affairs of the Company and its subsidiaries shall at such time be open to the inspection of Willis Corroon or the other Shareholders, as applicable, who may make such copies thereof or extracts therefrom as Willis Corroon or the Other Shareholders, as applicable, may deem appropriate. Any information secured as a consequence of such discussions and examinations shall be kept strictly confidential by Willis Corroon or the Other Shareholders, as applicable.

9.2   Confidentiality

      9.2.1 All communications between the parties, the Company, S&C Willis Corroon, S.A. and/or any of them and all information and other materias supplied to or received by any of them from the others


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            which is either market "confidencial" or is by its nature intended to be for the knowledge of the recipient alone, and all information concerning the business transactions and the financial


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            arrangements of the parties or the Company with any person with whom any of them is in a confidential relationship with regard to the matter in question to the knowledge of the recipient shall be kept confidencial by the recipient unless or until the recipient party can reasonably demonstrate that any such communication, information and material is, or part of it is, in the public domain through no fault of its own, whereupon to the extent that it is in the public domain or is required to be disclosed by law or in pursuance of employment duties, this obligation shall cease.

      9.2.2 the Shareholders shall use all reasonable endeavours to procure the observance of the above-mentioned restrictions by the Company and shall take all reasonable steps to minimise the risk of disclosure of confidencial information, by ensuring that only they themselves and such of their employees and directors whose duties will require them to possess any of such information shall have access thereto, and will be instructed to treat the same as confidential.

      9.2.3 The obligation container in this Clause 9 shall endure, even after the termination of this Agreement, without limit in point of time except and until such confidencial information enters the public domain as set out above.

      9.2.4 Notwithstanding Clauses 9.2.1 to 9.2.3, the Shareholders may at any time disclose any such information and communications to their Associated Companies.

      9.2.5 A Shareholder on ceasing to be a Shareholder will hand over to the Company all correspondence, budgets, schedules, documents and records belonging to or relating to the business of the Company and will not keep any copies thereof.


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10.   RESTRICTIVE COVENANTS

Each of the Other Shareholders who is also an employee of S&C Willis Corroon, S.A. agrees with Willis Corroon and the Company and S&C Willis Corroon, S.A. in the following terms:

10.1 In consideration of the option arrangements in Clause 2 hereof, he will not whilst he continues to be a Shareholder or employee of the Company or S&C Willis Corroon, S.A., nor will he for a period of 2 years from the date upon which he ceases to be a Shareholder of the Company be employed or otherwise be interested in any way in any business in Spain which is in competition with the Business.

10.2 In consideration of the option arrangements in Clause 2 hereof, he will not for a period of two years after he ceases to be an employee of the Company Company or S&C Willis Corroon, S.A., canvass or solicit in competition with the company or any other Group Company the custom of or in any way act for any firm, person or company who at any time during the last two years of his service with the Company was a client of the Company or, as the case may be, any Group Company.

10.3 He will not for a period of two years after he ceases to be an employee of the Company or S&C Willis Corroon, S.A., either or on his own behalf or for any other person, firm or organisation, employ any person who was at any time during the last two years of his service with the Company an employee, director or agent of the company or any Group Company.

11.   NOTICES AND GENERAL

11.1  Notices, demands or other communications required or permitted to be


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      given or made hereunder shall be in writing in English and Spanish and delivered personally or sent by prepaid first class post with recorded delivery, or by telex, or legible telefax addressed to the intended recipient at its address set out in this Agreement or to such other address or telex or telefax number as any party may from time to time duly notify to the others. Any such notice, demand or communication shall, unless the contrary is proved, be deemed to have been duly served (if given or made by telefax or telex) on the next following business day in the place of receipt or (if given or made by first class letter) 48 hours after posting and in proving the same it shall be sufficient to show in the case was duly addressed, correctly stamped and posted and, in the case of a telex or telefax, that such telex or telefax was duly despatched to a current telex or telefax number of the addressee.

11.2  Remedies

      No remedy conferred by any of the provisions of this Agreement is intended to be exclusivef of any other remedy which is otherwise available at law, in equity by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. the election of any one or more of such remedies by any of the parties hereto shall not constitute a waiver by such party of the right to pursue any other available remedy.

11.3  Severance

      If any provision of this Agreement or part thereof is rendered void, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.4  Survival of Rights, Duties and Obligations


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      Termination of this Agreement for any cause shall not release a party from any liability which at the time of termination has already accrued to another party of which thereafter may accrue in respect of any act or omission prior to such termination.

11.5  Costs

      S&C Willis Corroon, S.A. shall bear the costs and expenses incurred by it in connection with this agreement.

11.6  Entire Agreement

      This Agreement (together with the Schedules hereto) constitutes the entire agreement between the parties and save as otherwise expressly provided no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless made in writing specifically referring to this Agreement and duly signed by the parties hereto.

11.7  Assignment

      11.7.1 This Agreement shall be binding on the parties hereto and their respective successors and assigns.

      11.7.2 None of the parties hereto shall be entitled to assign this Agreement or any of its rights and obligations hereunder except as envisaged by Clause [ ] or to a permitted transferee of that party's Shares which has complied with Clause

11.8  Conflict with the Statutes

      In the event of any ambiguity or discrepancy between the provisions of


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      this Agreement and the Statutes, then it is the intention that to extend this Agreement governs the rights of the parties inter se the provisions of this Agreement shall prevail and accordingly the parties shall exercise all voting and other rights and powers available to them so as to give effect to the provisions of this Agreement and shall further if necessary procure any required amendment to the Statutes.

Willis Corroon Europe BV p.p. Sarah Turvill

D. Jaime Castellanos Borrego

Anton Serrats Iriarte

Pedro Cardelus Munoz-Seca


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